UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION STATEMENT
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
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PATRIOT NATIONAL BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

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PATRIOT NATIONAL BANCORP, INC.
900 Bedford Street
Stamford, Connecticut 06901
NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of Patriot National Bancorp, Inc.:
We cordially invite you to the 2011 Annual Meeting of Shareholders of Patriot National Bancorp, Inc. which will be held at the offices of Robinson & Cole LLP, 1055 Washington Boulevard, 10th Floor, Stamford, Connecticut 06901-2249, on Tuesday, December 13, 2011, at 10:30 a.m., for the following purposes:
(1)	To elect eight directors to serve until our Annual Meeting of Shareholders to be held in 2012 and until their successors are elected;

(2)	To ratify the appointment of KPMG LLP to serve as the independent registered public accounting firm for Patriot National Bancorp, Inc. for the year 2011;

(3)	To adopt and ratify the Patriot National Bancorp, Inc. 2012 Stock Plan; and

(4)	To transact any other business which may properly come before the meeting.
Our directors and officers and representatives of our independent registered public accounting firm are expected to be present at the meeting.
This Notice of 2011 Annual Meeting and the attached Information Statement dated November 1, 2011 should be read in conjunction with our Annual Report on Form 10-K, as amended, for the year ended December 31, 2010. Collectively, these documents contain all of the information and disclosures required in connection with the 2011 Annual Meeting of Stockholders. Copies of all these materials can be found at www.pnbk.com.

By Order of the Board of Directors,

/s/ Michael A. Carrazza
Michael A. Carrazza
Chairman of the Board

/s/ Christopher D. Maher
Christopher D. Maher
President and Chief Executive Officer

November 1, 2011

INFORMATION STATEMENT
For the Annual Meeting of Shareholders to be held on
Tuesday, December 13, 2011
at the offices of Robinson & Cole LLP,
1055 Washington Boulevard, 10th Floor
Stamford, Connecticut, 06901
at 10:30 a.m.
WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY
INTRODUCTION
This Information Statement is being furnished to the shareholders of Patriot National Bancorp, Inc., a Connecticut corporation (“we,” “us,” “our,” the “Company” or “Patriot”). We are the bank holding company of Patriot National Bank (the “Bank”). This Information Statement relates to our resolutions to (a) elect directors for the coming year, (b) to retain KPMG LLP as our independent registered public accounting firm for the coming year, and (c) adopt and ratify the Patriot National Bancorp, Inc. 2012 Stock Plan (the “2012 Plan”). These resolutions will be adopted by our Board of Directors prior to the 2011 Annual Meeting of Stockholders in accordance with statutes governing Connecticut corporations (the “Connecticut Law”) and will be presented to an annual meeting of our stockholders to be held on Tuesday, December 13, as outlined in the Notice of 2011 Annual Meeting of Stockholders (the “Annual Meeting”) that accompanies this Information Statement.
Our majority stockholder which owns in excess of 87.6% of our outstanding voting securities (the “Majority Stockholder”), PNBK Holdings LLC (“Holdings”), has indicated that it will vote in favor of these resolutions. Holdings is managed by PNBK Sponsor, LLC (“Sponsor”). Michael A. Carrazza, the Chairman of our Board, is the manager of Sponsor. No other votes are required or necessary to elect directors for the coming year, to retain KPMG LLC as our independent registered public accounting firm for the coming year, or to adopt and ratify the 2012 Plan and none are being solicited hereunder.
The election of directors, retention of KPMG LLP as our independent registered public accounting firm and the adoption and ratification of the 2012 Plan are outlined below.
Important Notice of Internet Availability of Information Statement and Related Materials
As permitted by the federal securities laws, we are making this Information Statement and Annual Report on Form 10-K for the year ended December 31, 2010, as amended, available to our stockholders primarily via the Internet instead of mailing printed copies of these materials to each stockholder. On or about November 1, 2011 we intend to mail to our stockholders a Notice of Internet Availability, or “Notice,” containing instructions on how to access these materials, including the Information Statement and Annual Report on Form 10-K for the year ended December 31, 2010, as amended. We intend to make the Information Statement available to our stockholders on or about November 1, 2011. This Information Statement and Annual Report on Form 10-K for the year ended December 31, 2010, as amended, are available for viewing on the Internet at www.pnbk.com.

QUORUM AND VOTING REQUIREMENTS
Quorum Requirement
A majority of our outstanding common stock, $0.01 par value per share (the “Common Stock”), represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law. If less than a quorum is represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
Vote Required
If a quorum is present, action by the shareholders on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.
In the election of directors, shareholders may cumulate their vote. Cumulative voting allows a shareholder to allocate among the director nominees, as the shareholder sees fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares held by the shareholder. For example, if a shareholder owns 100 shares of stock, and there are seven directors to be elected at the Annual Meeting, a shareholder may allocate 700 “for” votes (seven multiplied by 100) among as few or as many of the seven nominees to be voted on at the Annual Meeting as the shareholder chooses. Cumulative voting applies only to the election of directors. For all other matters, each share of Common Stock outstanding as of the close of business on the Record Date (as defined below), is entitled to one vote.
In determining the number of votes cast for or against a proposal, shares abstaining from voting on a matter (including elections) will not be treated as a vote for or against the proposal.
Dissenters’ Right of Appraisal
Our shareholders do not have dissenters’ rights of appraisal with respect to the proposals to be considered at the Annual Meeting.
Other Business
At the date hereof, our management has no knowledge of any business other than that described in the notice for the Annual Meeting that will be presented for consideration at the Annual Meeting.
BENEFICIAL OWNERSHIP AND OTHER MATTERS
Record Date
The record date for determining the stockholders entitled to vote at the Annual Meeting was the close of business on Tuesday, October 25, 2011 (the “Record Date”), at which time we had issued and outstanding 38,362,727 shares of Common Stock which were owned by 583 stockholders of record. The shares of Common Stock constitute the only outstanding voting securities of the Company entitled to be voted at the Annual Meeting.

Beneficial Ownership
The following table sets forth certain information regarding beneficial ownership of our Common Stock on the Record Date by each person who is known by us to own beneficially more than 5% of the outstanding shares of Common Stock, our current directors and executive officers and each nominee to be a director. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

	Shares of Common Stock
	Beneficially Owned
			Percentage of
Beneficial Owner(1)	Shares		Class(2)

Michael A. Carrazza	33,612,961	(3)	87.6%

Edward N. Constantino	10,000		*

Christopher D. Maher	11,000		*

Kenneth T. Nielson	7,700	(4)	*

Robert F. O’Connell	27,948		*

Emile Van den Bol	430		*

Raymond B. Smyth	6,982		*

Michael J. Weinbaum	50,000		*

Philip W. Wolford	12,873	(5)	*

All Directors and Executive Officers	33,739,894		87.9%

*	Less than one percent (1%)

(1)
To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, it is anticipated that each person named in the table will have sole voting and investment power with respect to the shares set forth opposite such person’s name.

(2)	Based on 38,362,727 shares of Common Stock outstanding as of the Record Date.

(3)
Includes 33,600,000 shares held by PNBK Holdings LLC (“Holdings”). Mr. Carrazza is the manager of PNBK Sponsor LLC (“Sponsor”), which is the manager of Holdings; therefore, Mr. Carrazza may be deemed to indirectly beneficially own the shares directly owned by Holdings. Holdings has sole voting and dispositive power with regard to all 33,600,000 shares; Sponsor and Carrazza have shared voting and shared dispositive power of said shares.

(4)	Includes 7,700 shares held by Neilson Holdings LP (“NH”). Mr. Neilson is the general partner of NH; therefore, Mr. Neilson may be deemed to indirectly beneficially own the shares held by NH.

(5)	Includes 84 shares held in joint tenancy with Regine Vantieghem, Mr. Wolford’s wife; and 302 shares owned solely by Regine Vantieghem over which Mr. Wolford disclaims beneficial ownership.
None of our directors have informed us in writing that they intend to oppose any action to be taken by us at the Annual Meeting.
Changes in Control
There are no arrangements known to management that may result in a change of control of the Company.
ITEM 1. ELECTION OF DIRECTORS
The first item to be acted upon at the Annual Meeting is the election of eight directors to our Board of Directors. Each of the persons elected will serve a term of one year and until the election and qualification of his successor or until his earlier resignation, death or removal. Each nominee other than Raymond Smyth is currently serving as one of our directors. We are not aware of any material proceedings to which any of the nominee directors, or any associate of any such director, is a party adverse to us or has a material interest adverse to us. Each nominee has consented to being named as a nominee and to serve if elected. Mr. Smyth will only be able to serve as a director if the Federal Reserve Bank of New York does not object to his appointment.

If any Director nominee named in this information statement shall become unable or decline to serve (an event which the Board does not anticipate), a substitute may be nominated and elected.

Name	Age	Current Position with the Company
Michael A. Carrazza	45	Chairman of the Board of Directors
Christopher D. Maher	44	President and Chief Executive Officer and Director
Robert F. O’Connell	62	Senior Executive Vice President, Chief Financial Officer and Director
Edward N. Constantino	64	Director
Kenneth T. Neilson	62	Director
Emile Van den Bol	47	Director
Raymond B. Smyth	63	Nominee as Director
Michael Weinbaum	43	Director
The nominees for election as directors have provided the following information about themselves:
Michael A. Carrazza
Mr. Carrazza has been the Chairman of our Board of Directors since 2010. Through PNBK Sponsor, Mr. Carrazza manages PNBK Holdings, the Company’s largest shareholder. Mr. Carrazza is also founder and CEO of Solaia Capital Advisors, an investment management company specializing in the acquisition and operational enhancement of middle market businesses. In 2004, he co-founded Bard Capital Group where he sponsored several transactions in the industrial sector. Mr. Carrazza currently serves as a director of AmQuip Crane Rental. From 2001 until 2003, he was principal at The GlenRock Group, a middle market investment firm, where he structured and financed the buyout of International Surface Preparation Group, Inc. (“ISPC”) from U.S. Filter/Vivendi. He subsequently worked at ISPC as Vice President in the office of the Chairman, managing the company’s financings, restructure and subsequent sale in 2006. Mr. Carrazza’s extensive investment management, finance and operational skills provide strong leadership to the Board.
Christopher D. Maher
Mr. Maher has been our President, Chief Executive Officer and a director since 2010. Prior to that, Mr. Maher was Executive Vice President in charge of retail banking for Dime Community Bancshares, Inc. and the Dime Savings Bank of Williamsburgh since 2005, and was named EVP and Chief Retail Officer in January 2009. Mr. Maher’s banking experience includes work for several New York City metropolitan area banks, including The Dime Savings Bank of New York, Chemical Bank, and Chatham Savings. Mr. Maher was a Senior Vice President in the Retail Banking division of The Dime Savings Bank of New York, where he served from 1989 through 2000. Mr. Maher is a former Director of the IFX Forum, a financial services technology standards organization and serves as Chairman of The Board of Trustees for Helen Keller Services for the Blind, an organization he has served since 1998. Mr. Maher’s broad banking experience and involvement in the financial services industry provides valuable strength to the Board.
Robert F. O’Connell
Mr. O’Connell has served as our director and Senior Executive Vice President and Chief Financial Officer since 2001 and as Patriot’s Executive Vice President and Chief Financial Officer from 2000 to 2001. He has also served as a director and Senior Executive Vice President and Chief Financial Officer of the Bank since 2001 and as Executive Vice President and Chief Financial Officer of the Bank from 2000 to 2001. From 1994 to 2000, Mr. O’Connell served as Senior Vice President and Chief Financial Officer of New Canaan Bank and Trust Company and Treasurer/Senior Financial Officer of its successor, Summit Bank, New Canaan, Connecticut. His banking and financial experience is valuable to the Board’s overall capabilities.
Edward N. Constantino
Mr. Constantino has served as our director since 2010. He has over 40 years of audit, advisory and tax experience working for two major accounting firms, Arthur Anderson LLP and KPMG LLP. Mr. Constantino retired from KPMG in late 2009, where he was an Audit Partner in charge of the Firm’s real estate and asset management businesses. Mr. Constantino’s specific skills including auditing national and multinational organizations, internal control and compliance, financial reporting, regulatory reporting, risk management, asset valuation, accounting and finance and transaction structuring. He is a licensed CPA, a Member of the American Institute of Certified Public Accountants and a Member of the New York State Society of Public Accountants. He is currently a Member of the Board of Trustees and the Audit Committee Chairman of St. Francis College. Mr. Constantino’s certification as a CPA qualifies him as a financial expert and his overall accounting experience is valuable to the Board.
Kenneth T. Neilson
Mr. Neilson has served as our director since 2010. He is the retired President, Chairman and CEO of Hudson United Bank and Hudson United Bancorp where he served for 23 years. After becoming President and CEO in 1989, Mr. Neilson led Hudson United Bancorp from a one state, 15 branch network with $500 million in assets, to a premiere franchise spanning four states with over 200 branch locations and an asset size of $9 billion by 2006 when it was sold to TD Banknorth. Mr. Neilson currently serves as a Board Member of Quinnipiac University. Mr. Neilson’s overall banking and executive skills in building a community banking organization are valuable in helping to achieve the Board’s goals.

Emile Van den Bol
Mr. Van den Bol has served as our director since 2010. He is currently the Chief Executive Officer of Brooklawn Capital, LLC. Brooklawn Capital is an investment management company which advises and invests in securities. Mr. Van den Bol recently retired as Managing Director of the Commercial Real Estate Group of Deutsche Bank Securities, Inc. Mr. Van den Bol joined Deutsche Bank in 2001 as Managing Director and held several executive positions of the Firm including Global Head Commercial Real Estate CDO Group and Member of the Global Commercial Real Estate Executive Committee. Mr. Van den Bol was from 2005 to 2009 a Governor of the Board of the Commercial Mortgage Securities Association. From 1996 to 2001 Mr. Van den Bol was employed by Lehman Brothers where he held a number of positions including Head of Esoteric Principal Finance Group and Co-Head of Lehman Brothers Franchise Conduit. Mr. Van den Bol was a member of Morgan Stanley’s Structured Finance Group from 1991 to 1996. His overall experience in the financial services industry is valuable to the Board in achieving its goals.
Raymond B. Smyth
Mr. Smyth served as our director from November 2008 until 2010 and he is currently a nominee for election as a director. He is a partner in the accounting firm of Masotti & Masotti. In addition, he is a CPA and a financial expert. His business experience together with his financial skills will be valuable to the Board’s overall capabilities.
Michael J. Weinbaum
Mr. Weinbaum has served as our director since 2010. He has been the Vice President of Real Estate Operations for United Capital Corp. for more than twenty years. He is a member of the International Council of Shopping Centers and has been a member of United Capital’s Board of Directors since 2005. Mr. Weinbaum’s broad real estate experience is valuable to the Board’s overall capabilities.
Certain Relationships, Related Transactions, and Director Independence
There are no family relationships among our executive officers and directors. In the ordinary course of business, the Bank has made loans to officers and directors (including loans to members of their immediate families and loans to companies of which a director owns 10% or more). The total amount of loans to officers and directors outstanding was $3,514,460 as of December 31, 2010, and $2,714,424 as of the Record Date. In the opinion of management, all of such loans were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral requirements, as those then prevailing for comparable transactions with persons not related to the lender. The Bank believes that at the time of origination these loans neither involved more than the normal risk of collectability nor presented any other unfavorable features.
Information about transactions involving related persons is assessed by the Bank’s independent directors. Related persons include the Bank’s directors and executive officers as well as immediate family members of directors and officers. If the independent directors approve or ratify a material transaction involving a related person, then the transaction would be disclosed in accordance with the SEC rules. If the related person is a director, or a family member of a director, then that director would not participate in those discussions.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our officers, directors and persons who own more than 10% of our issued and outstanding shares of Common Stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of all Section 16(a) forms to us. No Form 3 or 4 filings are known to us to be late for any of the directors, officers and beneficial owners of more than 10% Common Stock.
CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS
Our business affairs are managed under the direction of the Board of Directors in accordance with the Connecticut Business Corporation Act, our certificate of incorporation and our bylaws. Members of our Board of Directors are kept informed of our business through discussions with the Chairman of the Board, our Chief Executive Officer and other officers, by reviewing materials provided to them, and by participating in meetings of the Board and its committees. Our corporate governance practices are summarized below.
During 2010, our Board of Directors met 19 times. During 2010, each of our directors attended at least 75% of the meetings of our Board of Directors and at least 75% of the meetings of the committees of the Board on which each director served.

Director Attendance at Annual Meetings
We have a policy encouraging attendance by members of the Board of Directors at our Annual Meetings of shareholders. All of our directors attended the 2010 Special Meeting of Shareholders.
Independence of Board of Directors and Members of Its Committees
We are a controlled company under NASDAQ rules because more than 50% of the voting power for the election of our directors is held by one shareholder. As a result, we are not required to maintain a majority of independent directors on our Board of Directors, nominating committee or compensation committee. The Board of Directors has affirmatively determined that the following nominees for election as directors at the Annual Meeting are independent: Edward N. Constantino, Kenneth T. Neilson, Emile Van den Bol, Michael Weinbaum and Raymond B. Smyth. The Board of Directors has also affirmatively determined that the Audit Committee is comprised entirely of independent directors within the meaning of applicable laws and regulations, the listing standards of the NASDAQ stock market and our corporate guidelines set forth in the Audit Committee Charter.
Independence Standards
The Board of Directors examines the independence of the directors annually. For a director to be considered independent, the Board of Directors must determine that the director does not have any relationship with us or any of our affiliates, either directly or as a partner, shareholder or officer of an organization that has such a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
A director will not be considered independent if, among other things, the director has:
•	Been employed by the Bank or its affiliates at any time in the current year or during the past three years.
•
Accepted any payments from the Bank or its affiliates in excess of $120,000 during any period of twelve consecutive months within the preceding three years (except for Board services, retirement plan benefits, non-discretionary compensation or loans made by the Bank in accordance with applicable banking regulations).

•	An immediate family member who is, or has been in the past three years, employed by the Bank or its affiliates as an executive officer.
•
Been a partner, controlling shareholder or an executive officer of any “for profit” business to which the Bank made or from which it received, payments (other than those which arise solely from investments in the Bank’s securities) that exceed five percent of the entity’s or the Bank’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the preceding three years.

•	Been employed as an executive officer of another entity where any of the Bank’s executive officers serve on that entity’s compensation committee.
Board Leadership Structure and Role in Risk Oversight
Although our Board of Directors has not adopted a formal policy with respect to whether the principal executive officer should also serve as Chairman of the Board, our principal executive officer and Chairman of the Board are currently separate individuals. Our Board of Directors believes that having an independent Chairman of the Board is appropriate given our business characteristics.
The Board of Directors’ primary responsibility is to seek to maximize long-term stockholder value. The Board of Directors selects our management, monitors management and Company performance, and provides advice and counsel to management. Among other things, the Board of Directors regularly reviews our business strategy and approves our budget. In fulfilling the Board of Directors’ responsibilities, non-employee directors have full access to our management, external auditors and outside advisers.

Committees of the Board of Directors
The members of our Board of Directors devote time and talent to certain standing committees. Among these committees are the Audit Committee, Compensation Committee, Executive Committee and the Nominating and Governance Committee. The principal functions and members of each committee are described below.
The functions of the Audit Committee include (i) reviewing and recommending policies regarding internal audit and credit review, (ii) establishing and implementing policies to comply with applicable regulations, (iii) causing suitable audits to be made by auditors engaged by the Audit Committee on our behalf, and (iv) pre-approving all audit services and permitted non-audit services provided by the auditors. The Audit Committee or its Chairman also discusses with the independent auditors the auditors’ review of our unaudited quarterly financial statements. The Audit Committee operates pursuant to a written charter, as amended by the Board of Directors on January 24, 2011 and which was filed with the SEC as an Exhibit to the Proxy Statement for the 2007 Annual Meeting of Shareholders. Shareholders may request a copy of the Charter, without charge, by contacting Robert F. O’Connell, Senior Executive Vice President and Chief Financial Officer, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901 (203) 324-7500. The members of the Audit Committee are Messrs. Constantino and Nielsen, each of whom is an independent director as defined by SEC and NASDAQ rules. In addition, Raymond B. Smyth is expected to be a member of the Audit Committee and is also an independent director as defined by SEC and NASDAQ rules. The Board has determined that Mr. Constantino has the professional experience necessary to qualify as an Audit Committee financial expert under SEC rules. During 2010, the Audit Committee met nine times. The Report of the Audit Committee for the year ended December 31, 2010 is set forth on page 14.
The Compensation Committee determines executive compensation. The members of the Compensation Committee are Messrs. Neilson (chairman), Carrazza and Constantino. During 2010, the Compensation Committee met three times. A copy of the Compensation Committee Charter was filed as an Exhibit to the Proxy Statement for the 2008 Annual Meeting of Shareholders. In performing its duties, the Compensation Committee may engage consultants to assist it in determining the amount or form of executive and director compensation. During 2010, the Compensation Committee did not engage any consultants. The Compensation Committee consults with our executive officers in determining executive and director compensation.
The Executive Committee exercises, if needed and when the Board of Directors is not in session, all powers of the Board of Directors that may lawfully be delegated. The members of the Executive Committee are Messrs. Carrazza (chairman), Constantino, Maher, Neilson and Van den Bol. During 2010, the Executive Committee did not meet.
The principal function of the Nominating and Governance Committee is to consider and recommend to the full Board of Directors nominees for directors of Patriot and the Bank. The committee is also responsible for reporting and recommending from time to time to the Board of Directors matters relative to corporate governance. The members of the Nominating and Governance Committee are Messrs. Van den Bol (chairman), Carrazza and Constantino. During 2010, the Nominating and Governance Committee did not meet. A copy of the Nominating and Governance Committee Charter was filed as an Exhibit to the Proxy Statement for the 2008 Annual Meeting of Shareholders.
Nomination Process
The process of reviewing and making recommendations for nominations and appointments to the Board of Directors is the responsibility of the Nominating and Governance Committee. Our directors have a critical role in guiding our strategic direction and in overseeing management. The Nominating and Governance Committee will consider candidates for the Board based upon several criteria, including their broad-based business and professional skills and experiences, concern for the long-term interests of shareholders, personal integrity and judgment. Candidates should have reputations, both personal and professional, consistent with our image and reputation. Directors must have time available to devote to Board activities and to enhance their knowledge of the banking industry. Accordingly, the Board of Directors seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities for us, and who are expected to contribute to an effective Board.
The Nominating and Governance Committee utilizes the following process for identifying and evaluating nominees to the Board of Directors. In the case of incumbent directors, each year the Board of Directors informally reviews each director’s overall service to us during the term, including the number of meetings attended, level of participation and performance. In the case of new director candidates, the Committee may solicit from existing directors the names of potential candidates who meet the criteria above; the Committee may discuss candidates suggested by our shareholders and, if deemed appropriate by the Board of Directors, or the Committee may engage a professional search firm. To date, the Nominating and Governance Committee has not engaged a professional search firm to identify or evaluate potential nominees, but it retains the right to do so in the future, if necessary. The Nominating and Governance Committee meets to discuss and consider these candidates’ qualifications and then chooses new candidates by majority vote. Each of the nominees for director listed above was recommended by the Nominating and Governance Committee in 2011.

Shareholder Nominations
Under our by-laws, nominations for directors may be made by any shareholder of any outstanding class of our capital stock who delivers notice, along with the additional information and materials required by our by-laws and certificate of incorporation, to our Chairman not fewer than 14 days and not more than 50 days before the Annual Meeting. Shareholders may obtain a copy of our certificate of incorporation and by-laws by writing to our Corporate Secretary, 900 Bedford Street, Stamford, Connecticut 06901.
To be considered, the shareholder’s nomination must contain: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the total number of shares of our capital stock that will be voted for each proposed nominee; (iv) the name and residence address of the notifying shareholder; and (v) the number of our shares of capital stock owned by the notifying shareholder. In addition, the nomination should include any other information relating to the proposed nominee required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and the nominee’s written consent to serve as a director if elected.
Communications with the Board
Interested parties, including shareholders, wishing to communicate directly with the Board or any independent directors should send written communications to Michael A. Carrazza, Chairman of the Board, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901. Each communication will be reviewed by Mr. Carrazza who will make appropriate recommendations to the Board of Directors, which may include discussing the matter raised with the Board as a whole, with only the independent directors, and/or with other members of the senior management team. We believe that this procedure allows the Board to be responsive to shareholder communications in a timely and appropriate manner.
Code of Conduct
Each of our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer is required to comply with the Patriot National Bancorp, Inc. Code of Conduct for Senior Executive Financial Officers adopted by our Board of Directors. The Code of Conduct was adopted to deter wrongdoing and promote honest and ethical conduct; full, fair, accurate and timely disclosure in public documents; compliance with law; prompt internal reporting of Code violations, and accountability for adherence to the Code. The Code of Conduct was filed with the Securities and Exchange Commission as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004. All of our directors, officers and employees are also required to comply with a general Code of Conduct that satisfies the rules set out in Section 406(c) of the Sarbanes-Oxley Act of 2002. Shareholders may request a copy of either Code, without charge, by contacting Robert F. O’Connell, Senior Executive Vice President and Chief Financial Officer, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901 (203) 324-7500.
EXECUTIVE COMPENSATION
Director Compensation
The following table details the compensation paid to or accrued for each of our non-management directors in 2010:

					Change in
					Pension
					Value
					and
	Fees Earned			Non-Equity	Nonqualified
	or	Cash	Option	Incentive Plan	Deferred	All Other
	Paid in Cash	Awards	Awards	compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)(1)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
John J. Ferguson	11,800	10,000	-0-	-0-	-0-	176	21,976
John A. Geoghegan	11,600	10,000	-0-	-0-	-0-	125	21,725
L. Morris Glucksman	11,600	10,000	-0-	-0-	-0-	80	21,680
Michael F. Intrieri	20,800	10,000	-0-	-0-	-0-	101	30,901
Raymond B. Smyth	21,500	10,000	-0-	-0-	-0-	-0-	31,500
Edward N. Constantino	11,354	-0-	-0-	-0-	-0-	-0-	11,354
Kenneth T. Neilson	10,729	-0-	-0-	-0-	-0-	-0-	10,729
Emile Van den Bol	10,521	-0-	-0-	-0-	-0-	-0-	10,521
Michael J. Weinbaum	11,854	-0-	-0-	-0-	-0-	-0-	11,854

(1)	Represents imputed income from life insurance premiums.

Messrs. Ferguson, Geoghegan, Glucksman, Intrieri and Smyth served as our directors until October 15, 2010, and were paid the amounts set forth in the table. Messrs. Constantino, Neilson, Van den Bol and Weinbaum served as directors beginning October 15, 2010, and the amounts set forth in the table have been accrued as of December 31, 2010, but paid in 2011.
Our directors who are also executive officers do not receive compensation for service on the board of directors or any of its committees. Our non-employee directors receive $750 for each board meeting in which they participate and fees ranging from $250 to $500 for each committee meeting in which they participate. In addition, non-employee directors who serve as the chair of a committee receive additional fees ranging from $2,000 to $6,000 per year.
Non-employee directors serving on the Board prior to October 15, 2010 received an annual cash award of $10,000 in June 2010. We paid and/or accrued for fees totaling $172,240 during the fiscal year ended December 31, 2010.
Our directors are also reimbursed for reasonable and necessary out-of-pocket expenses incurred in connection with their service to us, including travel expenses.

Summary Compensation Table
The table below sets forth, for the last two fiscal years, the compensation earned by our Chief Executive Officer, the two other executive officers who received the highest annual compensation and two officers who would have been listed in this table had they been officers at the end of the year. Certain of the named executive officers (the “Named Executive Officers”) are entitled to certain payments in connection with resignation, retirement or other termination, as described more fully under the heading “Agreements with Executive Officers and Consultants.”

						Non-Equity	Nonqualified
Name and						Incentive	Deferred	All Other
Principal		Salary		Stock	Option	Plan	Compensation	Annual
Position(s)	Year	(3)	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Christopher D. Maher (1)	2010	$67,682	$-0-	$-0-	$-0-	$-0-	$-0-	$2,500		$70,182
President and CEO	2009	$	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$

Robert F. O’Connell	2010	$253,323	$-0-	$-0-	$-0-	$-0-	$-0-	$7,423		$260,746
Senior Executive Vice President and Chief Financial Officer	2009	$253,323	$-0-	$-0-	$-0-	$-0-	$-0-	$7,415		$260,738

Martin G. Noble (2)	2010	$210,000	$-0-	$-0-	$-0-	$-0-	$-0-	$6,365		$216,365
Executive Vice President of the Bank	2009	$210,000	$-0-	$-0-	$-0-	$-0-	$-0-	$6,360		$216,360

Angelo De Caro (2)	2010	$277,017	$-0-	$-0-	$-0-	$-0-	$-0-	$94		$277,111
Former Chairman and Chief Executive Officer	2009	$300,000	$-0-	$-0-	$-0-	$-0-	$-0-	$101		$300,101

Charles F. Howell (2)	2010	$281,137	$-0-	$-0-	$-0-	$-0-	$-0-	$60		$281,197
Former President and Vice Chairman	2009	$290,000	$-0-	$-0-	$-0-	$-0-	$-0-	$58		$290,058

(1)	Mr. Maher has been employed by us since October 15, 2010.

(2)	Mr. De Caro was employed by us through November 1, 2010. Mr. Howell was employed by us through November 26, 2010. Mr. Noble was employed by us through September 16, 2011.

(3)
Amounts disclosed in this column include amounts deferred under the Patriot National Bank 401(k) Plan. We periodically review, and may increase, base salaries in accordance with the terms of employment agreements with each of our named executive officers. Annual base salaries for 2010 were Mr. Maher — $375,000; Mr. De Caro — $300,000; Mr. Howell — $290,000; Mr. O’Connell — $250,000; and Mr. Noble — $210,000.

Agreements with Executive Officers
Effective October 15, 2010, Christopher Maher was named our and the Bank’s President and Chief Executive Officer. Although the framework of an employment agreement has been prepared, it has not been signed pending the completion by our Board of Directors of an executive compensation program that will be submitted for regulatory non-objection.
In December 2007, we entered into an employment agreement with Robert F. O’Connell as our Chief Financial Officer. That agreement expired on December 31, 2010. The agreement provided for, among other things, a stipulated base salary and annual discretionary bonuses as determined by the Board of Directors. His agreement also provided that if his employment would be terminated without cause (as defined in the agreement), he would be entitled to receive a lump sum payment equal to the greater of the aggregate salary payments that would be made to him for the remaining term of the agreement or 12 months of his stipulated base salary at the time of termination. Mr. O’Connell continues in his position while we and Mr. O’Connell address employment arrangements which require the approval of the previously mentioned executive compensation program. In addition, Mr. O’Connell has a change of control agreement that entitles him to a lump sum payment of two and one-half times the greater of his base salary at the time of a change of control or total compensation for the most recently completed fiscal year. He waived his right to payment under the agreement for the October 15, 2010 recapitalization transaction.
Payments under each of the agreements are capped so as not to exceed the limits of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). The exercise of rights under a change of control agreement by any executive officer will not result in adverse tax consequences to us under Section 280G of the Code.

Potential Payments Upon Termination or Change of Control
We and/or the Bank have entered into certain agreements and maintain certain plans that will require the payment of compensation to named executive officers in the event of a termination of employment or our change of control. The amount of compensation payable to each named executive officer in each situation is listed in the tables below. The disclosures assume a payment event having occurred on December 31, 2010
The following table describes the potential payments upon termination or our deemed change of control (“COC”) for Robert F. O’Connell:

					Involuntary
			Involuntary		or Good
Executive Benefits and			Not for		Reason
Payment Upon	Voluntary	Normal	Cause	For Cause	Termination	Death or
Termination	Termination	Retirement	Termination	Termination	(COC)	Disability

Compensation:
Cash	$0	$0	$250,000	$0	$625,000	$125,000
Non-Cash	$0	$0	$0	$0	$0	$0
Benefits and Perquisites:	$0	$0	$0	$0	$0	$0
Total:	$0	$0	$250,000	$0	$625,000	$125,000
The following table describes the potential payments upon termination or our deemed change of control (“COC”) for Martin G. Noble:

					Involuntary
			Involuntary		or Good
Executive Benefits and			Not for		Reason
Payment Upon	Voluntary	Normal	Cause	For Cause	Termination	Death or
Termination	Termination	Retirement	Termination	Termination	(COC)	Disability

Compensation:
Cash	$0	$0	$0	$0	$420,000	$0
Non-Cash	$0	$0	$0	$0	$0	$0
Benefits and Perquisites:	$0	$0	$0	$0	$0	$0
Total:	$0	$0	$0	$0	$420,000	$0
401(k) Plan
The Bank maintains a tax-qualified 401(k) Plan under Section 401(a) of the Internal Revenue Code with a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code. Employees become eligible to make salary reduction contributions to the 401(k) Plan and to receive any matching or discretionary contributions made to the 401(k) Plan by the Bank on the first day of the quarter coinciding with or next following the date that the employee has attained 21 years of age and completed at least 1,000 hours of service in a period of six to 12 consecutive calendar months.
Under the 401(k) Plan, participants may elect to have the Bank contribute a portion of their compensation each year, subject to certain limitations imposed by the Internal Revenue Code. The 401(k) Plan permits the Bank to make discretionary matching and additional discretionary contributions to the 401(k) Plan. Participants in the 401(k) Plan may direct the investment of their accounts in several types of investment funds.
Participants are always 100% vested in their elective deferrals, matching and discretionary matching contributions and related earnings under the 401(k) Plan. Participants are permitted to receive a distribution from the 401(k) Plan only in the form of a lump sum payment.

2001 Stock Appreciation Rights Plan
In 2001, we adopted the Patriot National Bancorp, Inc. 2001 Stock Appreciation Rights Plan (the “2001 Plan”). Under the terms of the 2001 Plan, we may grant stock appreciation rights, or SARs, to our officers that entitle them to receive upon exercise, in cash or shares of Common Stock, the appreciation in the value of the Common Stock from the date of grant. Each award vests at the rate of 20% per year from the date of grant. Any unexercised rights will expire ten years from the date of grant. As of December 31, 2010, there were 12,000 SARs issued and outstanding.
Subject to the terms of the 2001 Plan, the Board of Directors may grant a SAR to any eligible participant. A SAR entitles the participant to surrender to us any then exercisable portion of the SAR in exchange for that number of shares of Common Stock having an aggregate fair market value on the date of surrender equal to the product of (a) the excess of the fair market value of a share of Common Stock on the date of surrender over the exercise price established by the Board of Directors, which shall not be less than the fair market value of a share of Common Stock on the date the SAR was granted, and (b) the number of shares of Common Stock subject to such SAR. In lieu of payment in shares of Common Stock, payment may be made in cash or partly in shares and partly in cash, as determined by the Board of Directors.
Generally, an employee will not recognize any taxable income upon the grant of a SAR. At the time the employee receives the Common Stock or cash for the SAR, the fair market value of shares of Common Stock or the amount of any cash received generally is taxable to the employee as ordinary income, taxable as compensation. Subject to certain limitations, Patriot will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee recognizes ordinary income from SARs under the 2001 Plan.
In the event of a change of control, each SAR will become fully vested and, in the case of SARs will become immediately exercisable. The following table presents information about stock awards made to the named executive officers:
Outstanding Equity Awards at Fiscal Year-End

Equity
								Equity	Inventive
								Inventive	Plan
								Plan	Awards:
								Awards:	Market or
			Equity					Number of	Payout
			Incentive				Market	Unearned	Value or
			Plan Awards				Value of	Shares,	Unearned
	Number of	Number of	Number of			Number of	Shares or	Units or	Shares,
	Securities	Securities	Securities			Shares or	Units of	Other	Units or
	Underlying	Underlying	Underlying			Units of	Stock	Rights	Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	That	That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	(#)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(g)	(h)	(j)
Christopher D. Maher	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Angelo De Caro	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Charles F. Howell	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Robert F. O’Connell	6,000	-0-	-0-	8.54	03/31/2011	-0-	-0-	-0-	-0-

Martin G. Noble	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)	All awards shown above are settled in cash. The items shown in column (b) represent stock appreciation rights.

ITEM 2. RATIFICATION OF INDEPENDENT AUDITORS
The second item to be acted upon at the Annual Meeting is the ratification of the Board of Directors’ selection of our independent registered public accounting firm.
The Board of Directors has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm to examine our financial statements for the current fiscal year ending December 31, 2011 and to perform other appropriate accounting services. KPMG has served as our independent registered public accounting firm since November 17, 2010, and has no relationship with us other than that arising from their employment as our independent registered public accounting firm.
Relationship with Independent Auditors
On November 17, 2010, our Audit Committee of the Board of Directors engaged KPMG as our new principal independent accountant and replaced McGladrey & Pullen, LLP (“McGladrey”), our former principal independent accountant.
McGladrey’s report on our financial statements for the fiscal year ended December 31, 2008, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. McGladrey’s report, dated March 15, 2010, relating to the audit of our financial statements for the fiscal year ended December 31, 2009 included an emphasis paragraph relating to an uncertainty as to our ability to continue as a going concern.
During our two most recently completed fiscal years and the subsequent interim period preceding the replacement of McGladrey, there were: (i) no disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of McGladrey, would have caused McGladrey to make reference to the subject matter of the disagreement(s) in connection with its report; and (ii) no reportable events as such term is defined in Item 304(a)(1)(v) of Regulation S-K.
During our two most recently completed fiscal years and the subsequent interim period prior to engaging KPMG, neither we nor anyone on our behalf consulted with KPMG regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us by KPMG that was an important factor considered by Patriot in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event, as such terms are described in Item 304(a)(1)(iv) and (v) of Regulation S-K.
Audit Fees
The following table sets forth the fees we paid to KPMG and McGladrey, two independent registered public accounting firms, with respect to our fiscal years ended December 31, 2010 and 2009 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements; (ii) services rendered that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as audit fees; (iii) services rendered in connection with tax compliance, tax advice and tax planning; and (iv) all other services rendered.

	Year Ended
	December 31, 2010	December 31, 2009

Audit fees (1)	$495,193	$448,864
Audit-related fees	—	—
Tax fees (2)	38,600	28,350
All other fees (3)	—	6,900

Total fees	$533,793	$484,114

(1)
Audit fees with respect to the year ended December 31, 2010 represent payments made by Patriot to KPMG LLP and McGladrey & Pullen, LLP for professional services. Audit fees with respect to the year ended December 31, 2009 represent payments made by Patriot to McGladrey & Pullen, LLP for professional services.

(2)
Tax fees with respect to the year ended December 31, 2010 represent payments made by Patriot to KPMG LLP and RSM McGladrey, Inc. for their preparation of Patriot’s federal and state income tax returns. Tax fees with respect to the year ended December 31, 2009 represent payments made by Patriot to RSM McGladrey, Inc. for their preparation of Patriot’s federal and state income tax returns.

(3)	All other fees for the year ended December 31, 2009 are comprised of payments for assistance with investor due diligence.

The Audit Committee pre-approves all services to be provided to us by the independent auditors. This includes the pre-approval of (i) all audit services, and (ii) any non-audit services. Before granting any approval, the Audit Committee gives due consideration to whether approval of the proposed service will have a detrimental impact on the auditor’s independence. All services provided by and fees paid to our independent auditors in 2010 and 2009 were pre-approved by the Audit Committee.
REPORT OF AUDIT COMMITTEE
The Audit Committee reviewed and discussed the audited financial statements with management, and discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended. The Audit Committee received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K, as amended.
Edward N. Constantino
Kenneth T. Nielsen

ITEM 3. APPROVAL OF THE PATRIOT NATIONAL BANCORP, INC. 2012 STOCK PLAN
Prior to the Annual Meeting, our Board of Directors will adopt, subject to stockholder approval, the Patriot National Bancorp, Inc. 2012 Stock Plan (referred to herein as the “2012 Plan”) for use in connection with the issuance of stock options, restricted stock, and phantom stock units to employees and non-employee members of our Board of Directors and employees and non-employee directors of the Bank who render services to us or our subsidiaries. Stockholder approval is sought for the 2012 Plan so that the 2012 Plan can comply with applicable securities laws and so that compensation attributable to grants of stock options under the Plan may qualify for an exemption from the deduction limit under section 162(m) of the Code (see discussion of “Federal Income Tax Consequences” below).
The adoption of the 2012 Plan is prompted by our desire for sufficient flexibility regarding the forms of incentive compensation to reward employees and non-employee members of our Board of Directors and employees and non-employee directors of the Bank who render services to us or our subsidiaries and who are in a position to contribute materially to our and our subsidiaries long-term success, to increase their interest in our welfare, and to aid in attracting and retaining employees and directors of outstanding ability. The 2012 Plan is designed to augment our existing compensation programs and is intended to enable us to offer executives, key employees, and directors a personal interest in our growth and success.
The material terms of the 2012 Plan are summarized below. A copy of the 2012 Plan is attached to this Information Statement as Annex A. This summary of the 2012 Plan is not intended to be a complete description of the 2012 Plan and is qualified in its entirety by the actual text of the 2012 Plan.
General
The 2012 Plan provides that grants may be made in any of the following forms: stock options, phantom stock units and restricted stock.
The 2012 Plan authorizes 3,000,000 shares of our Common Stock for issuance, subject to adjustment in certain circumstances as described below. The number of Phantom Stock Units granted under the 2012 Plan may not exceed 1,000,000.
If, and to the extent options granted under the 2012 Plan terminate for any reason, in whole or in part, without being exercised, or if Stock Awards are forfeited, the shares subject to such grants will become available again for purposes of the 2012 Plan.
Administration
The 2012 Plan will be administered by a committee of not less than two members of our Board of Directors who shall be appointed by the Board of Directors to administer the 2012 Plan, provided that such Directors are disinterested as defined in Rule 16b-3(b) of the Exchange Act (the “Plan Committee”).
Subject to the express provisions of the 2012 Plan, the Plan Committee shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and provisions of stock option, restricted stock and phantom stock unit agreements, and to make all other determinations necessary or advisable for the administration of the 2012 Plan, including unilaterally determining any controversies or claims arising out of or related to the 2012 Plan.
The Board may alter, amend, suspend, discontinue or terminate the 2012 Plan, provided, that such action shall not adversely affect stock options, restricted stock and phantom stock units previously granted.

Types of Awards allowable under the 2012 Plan
Stock Options
Only our employees and employees of our subsidiaries shall be eligible to receive grants of stock options under the 2012 Plan.
The Plan Committee will fix the exercise price per share of non-qualified stock options on the date of grant, provided, that such price shall not be less than 100% of the fair market value of such stock on the date the non-qualified stock option is granted. The Plan Committee will determine the term of each non-qualified stock option which shall not exceed 10 years from the date of grant. The Plan Committee shall determine whether any particular nonqualified stock option shall become exercisable in one or more installments and specify the installment dates.
A non-qualified stock option grantee may exercise such option by paying the option price, which may be paid in cash, check, bank draft, postal or express money order, or by an exchange of stock previously owned by the grantee for at least six months (if acquired from the Company), through a “broker cashless exercise” procedure approved by the Plan Committee (to the extent permitted by law), or a combination of the above.
Restricted Stock
Only our and the Bank’s non-employee directors will be eligible to receive grants of restricted stock under the 2012 Plan. Each calendar year the Plan Committee shall grant to our directors shares of restricted stock valued at $12,500 and shall grant to the directors of the Bank shares of restricted stock valued at $7,500. The actual number of shares of stock granted shall be the greatest whole number of shares which does not exceed the dollar amounts described above.
The Plan Committee, in its sole discretion, shall make such terms and conditions applicable to the grant of restricted stock as may appear generally acceptable or desirable to the Plan Committee.
Restricted stock grants may be made subject to vesting, in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by us or our Subsidiaries, divisions, affiliates or joint ventures of certain performance goals, as the Plan Committee shall decide in each case when restricted stock grants are awarded.
Phantom Stock Units
Only our employees and employees of our subsidiaries shall be eligible to receive phantom stock units under the 2012 Plan.
The Plan Committee shall determine and designate from time to time those employees who are to be granted phantom stock units and the number of phantom stock units to be granted. The Plan Committee, in its sole discretion, shall determine whether any particular phantom stock unit shall be subject to any vesting schedule and may be redeemed in one or more installments, specify the vesting and installment dates, and, within the limitations herein provided, determine the total period during which the phantom stock units may be redeemed. Further, the Plan Committee may make such other provisions as may appear generally acceptable or desirable to the Plan Committee.
The number of shares of stock to which each phantom stock unit is equivalent shall be proportionately adjusted for any increase or decrease in the number of our issued shares of stock resulting from any stock dividend, stock split or similar event and may, in the reasonable discretion of the Plan Committee, be similarly adjusted for any other capital adjustment (including a reclassification of shares or our recapitalization or reorganization) or the distribution to holders of stock of rights, warrants, assets or evidences of indebtedness. In the event a cash dividend is paid to our shareholders, the grantees of phantom stock units shall receive an equivalent cash payment for any phantom stock units vested pursuant to this Plan at the time such cash dividend is made.
A grantee of phantom stock units may redeem such units at such time as determined by the Plan Committee and as provided in the applicable award agreement. Upon our change in control, the grantee shall be required to redeem all of his or her phantom stock units. In the event of a sale of substantially all of our assets, all outstanding phantom stock units will be redeemed.

Adjustment Provisions
In connection with stock dividends, share exchanges (whether through split-up, merger, consolidation, reorganization, reclassification or recapitalization) or changes in the number or kind of outstanding shares of stock the Plan Committee may make certain adjustments or substitutions as outlined in the 2012 Plan.
Federal Income Tax Consequences of Grants under the 2012 Plan
The federal income tax consequences of grants under the 2012 Plan will depend on the type of grant. The following summary provides only a general description of the application of federal income tax laws to grants under the 2012 Plan. This discussion is not intended as tax guidance to grantees, as the consequences may vary according to, among other things, the types of grants made, the identity of the grantees and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.
From the grantees’ standpoint, as a general rule, for directors ordinary income will be recognized at the time of vesting of shares of our Common Stock or payment of cash under the 2012 Plan. Future appreciation on shares of our Common Stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of our Common Stock are sold. The tax rate applicable to capital gain will depend upon, among other things, how long the grantee holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee. However, shares of our Common Stock, will be taxed at the time of grant and our tax deduction will occur if the grantee makes a special election to accelerate taxation under Section 83(b) of the Code.
With respect to grants of stock options to employees, no income tax consequences will occur at the time of grant. Upon exercise, an employee will recognize ordinary income and we will be entitled to a tax deduction. Upon sale of the stock the employee will recognize either long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition, in an amount in excess of the amount paid for the shares plus the ordinary income previously recognized.
Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or certain other officers in excess of one million dollars in any year. Qualified performance-based compensation is excluded from the one million dollar deductibility limit, and therefore remains fully deductible by the corporation that pays it. We intend that awards granted under the 2012 Plan will be qualified performance-based compensation. Stock awards granted under the 2012 Plan may be designated as qualified performance-based compensation if the Plan Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of Section 162(m) of the Code.
New Plan Benefits
Except as described above with respect to grants of restricted stock to directors, grants under the 2012 Plan are discretionary and as a result it is not currently possible to predict the number of shares of our Common Stock that will be granted or who will receive grants under the 2012 Plan in the future. Additionally, no grants have been made under the 2012 Plan as of the date hereof.
ADDITIONAL INFORMATION
The 2011 Annual Meeting of Shareholders is scheduled to be held on Tuesday, December 13, 2011. Pursuant to Rule 14a-8 promulgated under the Exchange Act, our shareholders may present proper proposals for inclusion in our proxy or information statement and for consideration at the next annual meeting of shareholders by submitting their proposals to our Secretary in a timely manner. In order to be included in the proxy or information statement for the 2012 Annual Meeting of Shareholders, shareholder proposals must be received by our Secretary no later than August 10, 2012 and must otherwise comply with the requirements of Rule 14a-8. No such stockholder proposals have been received for the 2011 Annual Meeting of Shareholders.

We file annual, quarterly and current reports, information statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the SEC’s public reference rooms. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.
Any person, including any beneficial owner, to whom this Information Statement is delivered may request copies of our periodic reports, information statements or other information concerning us, without charge, by written request, directed to Phillip W. Wolford, Secretary, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901 or by telephone at 203-252-5925. If you would like to request documents, please do so by November 20, 2011 in order to receive them before the Annual Meeting.
THIS INFORMATION STATEMENT IS DATED NOVEMBER 1, 2011. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ABOVE, UNLESS EXPRESSLY PROVIDED, AND THE MAILING OF THIS INFORMATION STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

By Order of the Board of Directors,
/s/ Michael A. Carrazza
Michael A. Carrazza
Chairman of the Board November 1, 2011

ANNEX A
PATRIOT NATIONAL BANCORP, INC.
2012 STOCK PLAN
I. Establishment of Plan; Definitions.
1. Purpose. The purposes of the Patriot National Bancorp, Inc. 2012 Stock Plan (the “Plan”) are to provide an incentive to Employees and Directors of Patriot National Bancorp, Inc. (the “Company”), or any Subsidiary of the Company that now exists or hereafter is organized or acquired, who are in a position to contribute materially to the long-term success of the Company and its Subsidiaries, to increase their interest in the Company’s welfare, and to aid in attracting and retaining employees and directors of outstanding ability. The Plan provides for the grant of non-qualified stock options, restricted stock awards and phantom stock units.
2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the meanings set forth below:
(a) “Award Agreement” means either: (i) a written agreement entered into by the Company (or Subsidiary) and a Grantee setting forth the terms and provisions applicable to an award granted under the Plan, or (ii) a written or electronic statement issued by the Company (or Subsidiary) to a Grantee describing the terms and provisions of such award, including any amendment or modification thereof.
(b) “Beneficial Owner” means an individual or entity that is treated as a “beneficial owner” pursuant to Rule 13d-3 under the Exchange Act or any subsequent rule issued thereunder.
(c) “Board” means the Board of Directors of the Company.
(d) “Change in Control” means the occurrence of any of the following events:
(i) any “person”, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee stock ownership plan or other employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common stock of the Company), is or becomes the Beneficial Owner (except that a person shall be deemed to be the Beneficial Owner of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 60% of the combined voting power of the Company’s then outstanding voting securities;
(ii) the consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any Subsidiary with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 40% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or
(iii) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (or any transaction having a similar effect), other than a sale or disposition by the Company immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition.

(e) “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.
(f) “Committee” means the Compensation Committee of the Board, consisting of not less than two members of the Board appointed by the Board to administer the Plan, provided that the members of such Committee must be Directors who are disinterested as defined in Rule 16b-3(b) promulgated under the Exchange Act.
(g) “Company” means Patriot National Bancorp, Inc., a Connecticut corporation, or any successor corporation.
(h) “Directors” means those members of the Board of Directors of the Company or any Subsidiary who are not Employees.
(i) “Disability” means a medically determinable physical or mental condition which causes an Employee or Director to be unable to engage in any substantial gainful activity and which can be expected to result in death or to be of long-continued and indefinite duration.
(j) “Effective Date” means January 1, 2012.
(k) “Employee” means any common law employee, including officers, of the Company or any Subsidiary as determined under the Code and the Treasury Regulations thereunder.
(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.
(m) “Fair Market Value” means, with respect to an award granted under the Plan, the mean between the highest and lowest sales prices for the Stock on the national securities exchange or NASDAQ National Market on which the Stock is principally traded on the date of grant of such award, or, if no such prices are reported for such day, then on the next preceding day on which there were reported prices.
(n) “Grantee” means a person who, as an Employee or Director of the Company or any Subsidiary, has been granted a Stock Option, Stock Award or Phantom Stock Unit under this Plan.
(o) “Non-Qualified Stock Option” means an option granted pursuant to the Non-Qualified Stock Option provisions as set forth in Part II of this Plan.
(p) “Phantom Stock Unit” shall mean a unit awarded pursuant to the Phantom Stock Unit provisions as set forth in Part IV of this Plan. Each unit shall be equivalent to one share of Stock.
(q) “Plan” means the Patriot National Bancorp, Inc. 2012 Stock Plan as set forth herein and as amended from time to time.
(r) “Restricted Stock” means Stock which is issued pursuant to the Restricted Stock provisions as set forth in Part III of this Plan.
(s) “Stock” means shares of the common stock of the Company, whether or not issued, unissued or reacquired.
(t) “Stock Award” means an award of Restricted Stock granted pursuant to this Plan.
(u) “Stock Option” means an option granted pursuant to the Plan to purchase shares of Stock.
(v) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424 of the Code.

3. Shares of Stock Subject to the Plan. Subject to the provisions of Paragraph 2 of Part V of the Plan, the Stock which may be issued or transferred pursuant to Stock Options and Stock Awards granted under the Plan and the Stock which is subject to outstanding but unexercised Stock Options under the Plan shall not exceed 3,000,000 shares in the aggregate. If a Stock Option shall expire and terminate for any reason, in whole or in part, without being exercised or, if Stock Awards are forfeited because the restrictions with respect to such Stock Awards shall not have been met or have lapsed, the number of shares of Stock which are no longer outstanding as Stock Awards or subject to Stock Options may again become available for the grant of Stock Awards or Stock Options.
4. Phantom Stock Units Subject to the Plan. The number of Phantom Stock Units granted under the Plan may not exceed 1,000,000 in the aggregate. If Phantom Stock Units are forfeited or canceled, such Phantom Stock Units shall again become available for the Board to grant to Employees.
5. Administration of the Plan. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and provisions of Stock Option, Stock Award and Phantom Stock Unit agreements, and to make all other determinations necessary or advisable for the administration of the Plan. Any controversy or claim arising out of or related to this Plan shall be determined unilaterally by and at the sole discretion of the Committee.
6. Amendment or Termination. The Board may, at any time, alter, amend, suspend, discontinue, or terminate this Plan; provided, however, that such action shall not adversely affect the right of Grantees to Stock Awards, Stock Options or Phantom Stock Units previously granted.
7. Duration of the Plan. This Plan shall terminate at the close of business on December 31, 2021 and no Stock Award, Stock Option or Phantom Stock Unit may be issued or granted under the Plan thereafter, but such termination shall not affect any Stock Award, Stock Option or Phantom Stock Unit theretofore issued or granted.
II. Non-Qualified Stock Option Provisions.
1. Granting of Stock Options.
(a) Only Employees shall be eligible to receive Non-Qualified Stock Options under the Plan.
(b) The Committee shall determine and designate from time to time those Employees who are to be granted Non-Qualified Stock Options and the amount subject to each Non-Qualified Stock Option.
(c) The Committee may grant at any time new Non-Qualified Stock Options to an Employee who has previously received Non-Qualified Stock Options, whether such prior Non-Qualified Stock Options are still outstanding, have previously been exercised in whole or in part, or are canceled.
(d) The Committee shall determine the purchase price of each share of Stock subject to a Non-Qualified Stock Option. Such price shall not be less than 100% of the Fair Market Value of such Stock on the date the Non-Qualified Stock Option is granted.
(e) The Committee, in its sole discretion, shall determine whether any particular Non-Qualified Stock Option shall become exercisable in one or more installments, specify the installment dates, and, within the limitations herein provided, determine the total period during which the Non-Qualified Stock Option is exercisable. Further, the Committee may make such other provisions as may appear generally acceptable or desirable to the Committee.
(f) No Non-Qualified Stock Option shall be exercisable more than ten years from the date such option is granted.
2. Exercise of Stock Options. The option price of a Non-Qualified Stock Option shall be payable on exercise of the Stock Option and may be paid in cash, check, bank draft, postal or express money order, or by an exchange of Stock previously owned by the Grantee for at least six months (if acquired from the Company), through a “broker cashless exercise” procedure approved by the Committee (to the extent permitted by law), or a combination of the above.

3. Termination of Relationship.
(a) If a Grantee’s employment with the Company is terminated, other than by reason of death, the terms of any then outstanding Non-Qualified Stock Option held by the Grantee shall extend for a period ending on the earlier of (i) the date established by the Committee at the time of grant, (ii) the date of expiration provided in the grant, or (iii) twelve months after the Grantee’s last date of employment and such Stock Option shall be exercisable to the extent it was exercisable as of the date of termination of employment.
(b) If a Grantee’s employment is terminated by reason of death, the representative of his estate or beneficiaries thereof to whom the Stock Option has been transferred shall have the right during the period ending on the earlier of (i) the date on which such Stock Option would otherwise expire, (ii) the date of expiration provided in the grant, or (iii) twelve months following his death to exercise any then outstanding Non-Qualified Stock Options in whole or in part. If a Grantee dies without having fully exercised any then outstanding Non-Qualified Stock Options, the representative of his estate or beneficiaries thereof to whom the Stock Option has been transferred shall have the right to exercise such Stock Options in whole or in part.
III. Restricted Stock Provisions.
1. Grant of Restricted Stock.
(a) Only Directors shall be eligible to receive grants of Restricted Stock under the Plan.
(b) Each calendar year the Committee shall grant to Directors of the Company $12,500 worth of shares of Stock and shall grant to Directors of Patriot National Bank $7,500 worth of shares of Stock. The actual number of shares of Stock granted shall be the greatest whole number of shares which does not exceed the dollar amounts described above.
(c) The Committee, in its sole discretion, shall make such terms and conditions applicable to the grant of Restricted Stock as may appear generally acceptable or desirable to the Committee. The Committee may award shares of Restricted Stock to Grantees, which shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe.
(d) Restricted Stock grants to Grantees may be made subject to vesting, in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company or any Subsidiary, division, affiliate or joint venture of the Company of certain performance goals, as the Committee shall decide in each case when Restricted Stock grants are awarded (“Period of Restriction”).
(e) Restricted Stock grants hereunder shall be subject to the Award Agreement. Such Award Agreement shall be signed by the Grantee and by the Chief Executive Officer or the President of the Company for and on behalf of the Company and shall be subject to the terms and conditions of the Plan prescribed in the Restricted Stock Agreement (including, but not limited to, (i) the right of the Company and to repurchase from each Grantee, and such Grantee’s transferees, all shares of Stock issued to such Grantee in the event of such Grantee’s termination of employment, and (ii) any other terms and conditions which the Committee shall deem necessary and desirable).
2. Termination of Relationship.
(a) If a Grantee ceases to be a Director prior to the lapse of the Period of Restriction with respect to the Restricted Stock award, such Stock shall be forfeited and the Grantee shall return the certificates representing such Stock to the Company.
(b) If the Period of Restriction applicable to a grant of Restricted Stock shall lapse, the Grantee shall hold such Stock free and clear of all such restrictions except as otherwise provided in the Plan.

IV. Phantom Stock Unit Provisions.
1. Granting of Phantom Stock Units
(a) Only Employees shall be eligible to receive Phantom Stock Units under the Plan.
(b) The Committee shall determine and designate from time to time those Employees who are to be granted Phantom Stock Units and the number of Phantom Stock Units to be granted.
(c) The Committee may grant at any time new Phantom Stock Units to an Employee who has previously received Phantom Stock Units, whether such prior Phantom Stock Units are still outstanding, have previously been redeemed in whole or in part, or are canceled.
(d) The Committee, in its sole discretion, shall determine whether any particular Phantom Stock Unit shall be subject to any vesting schedule and may be redeemed in one or more installments, specify the vesting and installment dates, and, within the limitations herein provided, determine the total period during which the Phantom Stock Units may be redeemed. Further, the Committee may make such other provisions as may appear generally acceptable or desirable to the Committee.
(e) At the time of the grant of Phantom Stock Units, an Employee may designate a beneficiary in writing. Such designation must be filed with the Company, and may be changed by the Employee at any time. If an Employee does not have a beneficiary designated in writing on file with the Company at the time of his or her death, payments, if any, will be made to the Employee’s spouse, if any, if he or she survives the Employee, otherwise to the Employee’s estate.
(f) The number of shares of Stock to which each Phantom Stock Unit is equivalent shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Company resulting from any stock dividend, stock split or similar event and may, in the reasonable discretion of the Committee, be similarly adjusted for any other capital adjustment (including a reclassification of shares or recapitalization or reorganization of the Company) or the distribution to holders of shares of Stock of rights, warrants, assets or evidences of indebtedness. In the event a cash dividend is paid to shareholders of the Company, the Employee shall receive an equivalent cash payment for any Phantom Stock Units vested pursuant to this Plan at the time such cash dividend is made.
2. Termination of Employment.
(a) If a Grantee’s employment is terminated (other than by Disability or death), the Grantee shall be entitled to begin to receive cash distribution(s) of his or her vested Phantom Stock Unit(s) in accordance with Section 3 below. The distribution value of such Phantom Stock Units shall be the Fair Market Value as of the date of termination of employment.
(b) If a Grantee’s employment is terminated by reason of Disability, the Grantee will be entitled to receive payment for his or her vested Phantom Stock Unit(s). The distribution value of such Phantom Stock Units shall be the Fair Market Value as of the date of termination of employment.
(c) If a Grantee dies without having fully redeemed any vested Phantom Stock Unit(s), the Grantee’s beneficiary or representative of his or her estate to whom the Phantom Stock Unit(s) have been transferred shall have the right to exercise such Phantom Stock Unit(s) in whole or in part. The distribution value of such Phantom Stock Units shall be the Fair Market Value as of the date of death.
3. Redemption of Phantom Stock Units.
(a) A Grantee may redeem Phantom Stock Units at such time as determined by the Committee and as provided in the Award Agreement. At the time that the Phantom Stock Unit(s) are redeemed for a single lump sum cash payment, the distribution value shall be the Fair Market Value as of the date of redemption. All payments shall be made in a single lump sum payment within 60 days after the date of redemption or other event triggering the redemption.
(b) Upon a Change in Control, the Grantee shall be required to redeem all of his or her Phantom Stock Units. In the event of a sale of substantially all of the assets of the Company, all outstanding Phantom Stock Units will be redeemed.

V. General Provisions.
1. Substitution. In the event of a corporate merger or consolidation, or the acquisition by the Company of property or stock of an acquired Company or any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, subject to such rules as may be applicable, substitute Stock Options and Stock Awards under this Plan for Stock Options and Stock Awards under the plan of the acquired Company provided (i) the excess of the aggregate fair market value of the shares of Stock subject to a Stock Option immediately after the substitution over the aggregate option price of such Stock is not more than the similar excess immediately before such substitution and (ii) the new Stock Option does not give the Grantee additional benefits, including any extension of the exercise period.
2. Adjustment Provisions.
(a) In the event that a dividend shall be declared upon the Stock payable in shares of the Company’s common stock, the number of shares of Stock then subject to any Stock Option or Stock Award outstanding under the Plan and the number of shares reserved for the grant of Stock Options or Stock Awards pursuant to the Plan shall be adjusted by adding to each such share the number of shares which would be distributable in respect thereof if such shares had been outstanding on the date fixed for determining the shareholders of the Company entitled to receive such share dividend.
(b) If the shares of Stock outstanding are changed into or exchanged for a different number or class or other securities of the Company or of another Company, whether through split-up, merger, consolidation, reorganization, reclassification or recapitalization then there shall be substituted for each share of Stock subject to any such Stock Option or Stock Award and for each share of Stock reserved for the grant of Stock Options or Stock Awards pursuant to the Plan the number and kind of shares or other securities into which each outstanding share of Stock shall have been so changed or for which each share shall have been exchanged.
(c) In the event there shall be any change, other than as specified above in this Section 2, in the number or kind of outstanding shares of Stock or of any shares or other securities into which such shares shall have been changed or for which they shall have been exchanged, then if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for the grant of Stock Options or Stock Awards pursuant to the Plan and of the shares then subject to Stock Options or Stock Awards, such adjustment shall be made by the Board and shall be effective and binding for all purposes of the Plan and of each Stock Option and Stock Award outstanding thereunder.
(d) In the case of any such substitution or adjustment as provided for in this Section 2, the option price set forth in each outstanding Stock Option for each share covered thereby prior to such substitution or adjustment will be the option price for all shares or other securities which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this Section 2, and the price per share shall be adjusted accordingly.
(e) No adjustment or substitution provided for in this Section 2 shall require the Company to sell a fractional share, and the total substitution or adjustment with respect to each outstanding Stock Option shall be limited accordingly.
(f) Upon any adjustment made pursuant to this Section 2 the Company will, upon request, deliver to the Grantee a certificate setting forth the option price thereafter in effect and the number and kind of shares or other securities thereafter purchasable on the exercise of such Stock Option.

3. General.
(a) Each Stock Option, Stock Award and Phantom Stock Unit shall be evidenced by a written instrument containing such terms and conditions, not inconsistent with this Plan, as the Committee shall approve.
(b) The granting of a Stock Option, Stock Award or Phantom Stock Unit in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ of the Company, and all Employees shall remain subject to discharge to the same extent as if the Plan were not in effect.
(c) No Employee or Director and no beneficiary or other person claiming under or through him, shall have any right, title or interest by reason of any Stock Option, Stock Award or Phantom Stock Unit to any particular assets of the Company, or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Stock Option, Stock Award or Phantom Stock Unit except as set forth herein. The Company shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Stock Option, Stock Award or Phantom Stock Unit.
(d) No right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge except by will or the laws of descent and distribution, and a Stock Option or Phantom Stock Unit shall be exercisable during the Grantee’s lifetime only by the Grantee or his conservator.
(e) Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company’s obligation to issue or deliver any certificate or certificates for shares of Stock under a Stock Option or Stock Award, and the transferability of Stock acquired by exercise of a Stock Option or grant of a Stock Award, shall be subject to all of the following conditions:
(i) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and
(ii) The obtaining of any other consent, approval, or permit from any state or federal governmental agency which the Board shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable; and
(iii) To the extent necessary, each stock certificate issued pursuant to a Stock Option or Stock Award shall bear the following legend:
“The transferability of the certificate and the shares of Stock represented hereby are subject to restrictions, terms and conditions contained in the Patriot National Bancorp, Inc. 2012 Stock Plan and an Agreement between the registered owner of such Stock and Patriot National Bancorp, Inc. A copy of the Plan and Agreement are on file in the office of the Secretary of Patriot National Bancorp, Inc.”
(f) All payments to Grantees or to their legal representatives shall be subject to any applicable tax, community property, or other statutes or regulations of the United States or of any state having jurisdiction thereof. The Grantee may be required to pay to the Company the amount of any withholding taxes, which the Company is required to withhold with respect to a Stock Option, its exercise of a Stock Award or the redemption of a Phantom Stock Unit. In the event that such payment is not made when due, the Company shall have the right to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such person all or part of the amount required to be withheld.
(g) In the case of a grant of a Stock Option, Stock Award or Phantom Stock Unit to any Employee of a subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the shares, if any, covered by the Stock Option, Stock Award or Phantom Stock Unit to the subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the subsidiary will transfer the shares or units to the Employee in accordance with the terms of the Stock Option, Stock Award or Phantom Stock Unit specified by the Committee pursuant to the provisions of the Plan.

(h) A Grantee entitled to Stock as a result of the exercise of a Stock Option or grant of a Stock Award shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company by virtue of such exercise, except to the extent a stock certificate is issued therefor and then only from the date such certificate is issued. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued. The Company shall issue any stock certificates required to be issued in connection with the exercise of a Stock Option with reasonable promptness after such exercise.
(i) The grant or exercise of Stock Options granted under the Plan, the grant of a Stock Award under the Plan, or the grant or redemption of Phantom Stock Units under the Plan shall be subject to, and shall in all respects comply with, applicable law relating to such grant or exercise, or to the number of shares of Stock which may be beneficially owned or held by any Grantee.
(j) The Plan is designed to be exempt from Section 409A of the Code, and the Plan is intended to be operated in good faith compliance with the requirements of Section 409A of the Code and its accompanying regulations, and any additional guidance issued under Section 409A to be so exempt to the fullest extent possible. To the extent that any provision of the Plan violates any provision of Section 409A providing such an exemption, such provision shall be deemed inoperative and the remaining provisions of the Plan shall continue to be fully effective. If this Plan or any grant of Stock Options or Phantom Stock Units hereunder fails to meet an exemption from, or the requirements of, Section 409A of the Code, neither the Company nor any of its affiliates shall have any liability for any tax, penalty or interest imposed on a Grantee by Section 409A of the Code, and no Grantee shall have any recourse against the Company or any of its affiliates for payment of any such tax, penalty or interest imposed by Section 409A of the Code.
(k) The Plan is designed so that awards granted hereunder are intended to comply with the requirements for “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the Plan and awards issued hereunder shall be interpreted in a manner consistent with such requirements, to the extent applicable.